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                              NOTE

$535,000                                      Baltimore, Maryland
                                                August 29, 1996


     FOR VALUE RECEIVED, the undersigned (the "Borrower"), an employee of a subsidiary of Legg Mason, Inc. (the "Company"), promises to pay to the order of the Company, at the offices of the Company in Baltimore, Maryland, the principal sum of FIVE HUNDRED THIRTY FIVE THOUSAND DOLLARS ($535,000), with interest on the unpaid balance hereof from the date hereof until paid in full at the rate of seven percent (7%) per annum.

     This Note has been issued pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan (the "Plan") and an Executive Convertible Debenture Purchase and Loan Agreement of even date herewith, by and between the Borrower and the Company, to which reference is made for further description of the rights and obligations specified herein and of certain other rights and obligations of the Borrower and the Company which affect the terms and provisions of this Note.

     Interest on the unpaid balance hereof shall be paid on the first anniversary of the date hereof, and, thereafter, on each succeeding anniversary of the date hereof and at maturity, until the principal of this Note shall be paid in full.

     The principal sum outstanding hereunder and all accrued and unpaid interest thereon shall be due and payable on August 29, 2000. Twenty-five percent (25%) of the initial principal amount due hereunder, together with accrued interest thereon, shall be forgiven at the end of each of the first four anniversaries of the Employee's employment by the Company or a subsidiary of the Company.

     Prepayment of principal may be made in the sole discretion of the Borrower in whole or in part, at any time or from time to time, without penalty.

     It shall constitute a default under this Note if the principal or any interest thereon is not paid when due and payable or if the Borrower shall, FOR ANY REASON, cease to be employed by the Company or one of its subsidiaries or affiliates. Upon any default by the Borrower hereunder that shall remain uncured after ten (10) days written notice from the Company to the Borrower, the Company may declare the unpaid and previously unforgiven principal sum of this Note, together with all accrued and unpaid interest to be due and immediately payable. Notwithstanding the foregoing, if the Borrower shall cease to be so employed by reason of the Company's termination of the Employee's employment without Cause, as defined below, or the death, disability (as defined in the Company's then applicable long-term disability plan) or retirement in accordance with the Company's then applicable retirement plan, the Company may not declare the unpaid principal sum of this Note, together with all accrued and unpaid interest, to be due and payable prior to the last day of the seventh month following the later of (i) such termination of employment or (ii) the date which is 30 days after the 1997 annual meeting of the stockholders of the Company.

     The term "Cause" as used herein shall mean (i) failure by the Employee to perform the Employee's duties or follow the reasonable directions of the Board of Directors of the Company;
(ii) fraud, embezzlement, misappropriation; or any gross or wilful misconduct of the Employee in connection with his employment by the Company; (iii)the Employee being adjudicated a bankrupt, making an assignment for the benefit of creditors, being declared insolvent or otherwise availing Employee (except as a creditor) of any bankruptcy or insolvency law, whether now or hereafter enacted; (iv) any violation of any statutory or common law fiduciary duty or duty of loyalty to the Company or any of the Company's clients; (v) any finding or adjudication by a court, government agency or regulatory authority (including, without limitation, the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and any state securities commission) that the Employee has violated any law, rule or regulation relating to the regulation of investment advisers or securities, which finding or adjudication, in the reasonable judgment of the Board, could have a significant adverse effect on the reputation or business of the Company or any of its affiliates; (vi) any order, judgment or decree (whether entered by consent or after trial or adjudication) of any court, government agency or regulatory authority which censures or imposes any sanctions on the Employee in connection with investment broker, investment advisory or securities related activities or which enjoins, bars, suspends or otherwise limits the Employee from acting as a securities analyst, securities broker, investment adviser, an advisory affiliate or associated person of a securities broker-dealer or of an investment adviser, or from engaging in any activity in connection with the purchase or sale of securities; (vii) the reasonable determination by the Board that the Employee has committed an act which, in the Board's reasonable opinion, after investigation, is reasonably likely to lead to any such order, judgment or decree; (viii) substance abuse; or (ix) conviction of a criminal offense punishable by imprisonment (whether or not the Employee is, in fact, imprisoned) or the entry of a guilty plea in any such proceeding.

     The obligation represented by this Note is secured by a certain Pledge Agreement of even date herewith by and between the Borrower and the Company.

     The Borrower waives all exemptions to the extent permitted by law, diligence in collection, demand, presentment for payment, protest, and notice of protest and non-payment.

     This Note shall be a sealed instrument and construed under the laws of the State of Maryland, other than the conflicts of laws provisions thereof.

                                   Robert A. Frank



                                   /s/ Robert A. Frank     (SEAL)